                                    EXHIBIT 5

                        OPINION OF MURRAY GROSS, ESQUIRE


                                                        September 30, 1998


EG&G, Inc.
45 William Street
Wellesley, MA  02481


Ladies and Gentlemen:

     I have been requested to furnish you my opinion as to certain matters in connection with the filing of a Registration Statement on Form S-8 (the "Registration Statement"), which Registration Statement is to be filed with the Securities and Exchange Commission on or about September 30, 1998, relating to the registration of $2,000,000 of deferred compensation obligations (the "Obligations") which will represent unsecured obligations of the EG&G, Inc. 1998 Deferred Compensation Plan (the "Plan").

     I have been associated with EG&G, Inc. (the "Company") for 27 years, and during that time I have served as an Attorney, Assistant General Counsel, and since April 24, 1990, as General Counsel of EG&G, Inc. I have examined the Restated Articles of Organization of the Company and all amendments thereto on file in the office of the Secretary of the Commonwealth of Massachusetts, the amended By-Laws of the Company, all resolutions adopted by the directors of the Company relating to the Plan, the aforesaid Registration Statement and Plan, and such other documents as I deem material for the purposes of this opinion.

     Based upon the foregoing, I am of the opinion that when issued by the Company in the manner provided in the Plan, the Obligations will be valid and binding obligations of the Registrant, enforceable against the Registrant in accordance with their terms, subject, as to enforcement, to bankrupty, insolvency, reorganization, arrangement, moratorium and other laws of general applicability.

     I hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement.


                                       Very truly yours,


                                        /s/ Murray Gross
                                       -------------------------------------
                                       Murray Gross
                                       Senior Vice President and
                                       General Counsel



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